Exhibit 99.1
AXSYS TECHNOLOGIES ANNOUNCES EARLY TERMINATION OF HSR WAITING
PERIOD FOR PROPOSED ACQUISITION BY
GENERAL DYNAMICS ADVANCED INFORMATION SYSTEMS
Axsys schedules special stockholder meeting for September 1, 2009
ROCKY HILL, CT — August 10, 2009 — Axsys Technologies, Inc. (NASDAQ: AXYS), a global leader in the design and development of high-performance surveillance cameras, imaging systems and related motion control technologies, today announced that on August 7, 2009, it was granted early termination of the mandatory waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in conjunction with its proposed acquisition by General Dynamics Advanced Information Systems.
Completion of the transaction remains subject to Axsys stockholder approval and certain other customary closing conditions. Axsys has scheduled a special stockholder meeting for September 1, 2009, during which Axsys’ stockholders will vote on the proposed transaction. Details of the stockholder meeting are contained in our definitive proxy statement, which has been mailed to stockholders. The parties continue to expect the transaction to close during the third quarter of 2009.
About Axsys
Axsys Technologies, Inc. is a global leader in the design and development of high-performance surveillance cameras, imaging systems and related motion control technologies, serving the aerospace, defense, and high-performance commercial markets. For more information, visit www.axsys.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. One can identify these forward-looking statements by the use of the words such as “expect,” “anticipate,” “plan,” “may,” “will,” “estimate” or other similar expressions. Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially. Actual results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors, including, without limitation: the failure of Axsys’ stockholders to approve the merger; and the risk that the merger may not be completed in the time frame expected by the parties or at all. Additional information regarding factors that may affect future results are described in the companies’ filings with the Securities and Exchange Commission, including, without limitation, Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. All forward-looking statements speak only as of the date they were made. Axsys does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of the press release.
AXSYS TECHNOLOGIES, INC. • 175 CAPITAL BOULEVARD • SUITE 103 • ROCKY HILL, CT 06067
860.257.0200 • FAX: 860.594-5750 • web: www.axsys.com

Contacts

David A. Almeida	Julie L. Oakes
Chief Financial Officer	Director of Investor Relations
(860) 257-0200	(860) 594-5751
Invest@axsys.com

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